EXHIBIT 99.3

FINAL TRANSCRIPT

LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Event Date/Time: Nov. 03. 2011 / 1:00PM GMT

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

CORPORATE PARTICIPANTS

Mark Carter

Snyder’s-Lance, Inc. - VP, Strategic Initiatives and IR

Dave Singer

Snyder’s-Lance, Inc. - CEO

Carl Lee

Snyder’s-Lance, Inc. - President and COO

Rick Puckett

Snyder’s-Lance, Inc. - EVP, CFO and Secretary

CONFERENCE CALL PARTICIPANTS

Operator

Heather Jones

BB&T Capital Markets - Analyst

Mitch Pinheiro

Janney Capital Markets - Analyst

Mike Otway

Jefferies & Company - Analyst

Akshay Jagdale

KeyBanc Capital Markets - Analyst

Joseph Gabelli

GAMCO Investors, Inc. - Analyst

Michael Gallo

CL King & Associates - Analyst

PRESENTATION

Operator

Good morning. My name is Serra, and I’ll be the conference operator today. At this time, I’d like to welcome everyone to the Snyder’s-Lance third quarter 2011 earnings conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. (Operator Instructions) Thank you.

I’d now like to turn the call over to our host, Mr. Mark Carter, Vice President of Strategic Initiatives and Investor Relations. You may begin your conference.

Mark Carter - Snyder’s-Lance, Inc. - VP, Strategic Initiatives and IR

Thank you, Serra. And good morning, everyone.With me today are Dave Singer, Chief Executive Officer; Carl Lee, President and Chief Operating Officer; and Rick Puckett, Executive Vice President and Chief Financial Officer of Snyder’s-Lance, Incorporated.

In today’s call, Dave, Carl, and Rick will discuss our 2011 third quarter results, as well as estimates for the full year. As a reminder, we are webcasting this conference call, including the supporting slide presentation, on our website at www.snyderslance.com.

Before we begin, I would like to point out that during today’s presentation, management may make forward-looking statements about our Company’s performance. Please refer to the Safe Harbor language included in each of our presentations.

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Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

I’ll now turn the call over to Dave Singer, Chief Executive Officer, to begin management’s comments.

Dave Singer - Snyder’s-Lance, Inc. - CEO

Thanks, Mark. Welcome everybody, and thanks for joining the call. I’m very pleased with the progress we’re making on our merger integration efforts, and I am also very happy about the topline performance we produced in the third quarter.

Our branded sales grew by 5.6% on an apples-to-apples basis and that really means compared to a pro forma for last year’s quarter, as if the companies have been merged and then adjusting for the impact of the independent business operator conversion and the impact that’s having on net sales.This represents excellent growth, considering the distractions to our sales leadership and our DSD system related to the independent operator conversion.

We also delivered a 7% increase on our Private Brands business. Although our topline performance was solid, our profit margins were pressured during the quarter. The margin pressure was primarily related to our Private Brands products and to increased investments we were making to help us deliver accelerated growth over the next several years.The largest contributor to margin pressure in the quarter continued to relate to our Private Brand products.

Our input costs for the third quarter were at their highest levels for the year and were up $20 million. About half of the increase relates to our Private Brands products. We’ve executed pricing to cover these increases, but the timing of this pricing did not keep pace with the cost increases. By the end of the third quarter, our pricing is covering the current level of costs. We also experienced lower-than-planned manufacturing efficiencies related to a new line of supports growth for our Private Brand products.

An additional factor that influenced our margin in Q3 was the investment we’ve started to make to support accelerated long-term growth in our business. We are growing more confident in our ability to get the integration completed and our execution is very good, even as we go through this significant process.

In the third quarter, investments in advertising and marketing of our Snyder’s of Hanover, Lance, and Cape Cod brands progress was more than $6 million above the prior year’s quarter. We believe this will support accelerated long-term growth in the most profitable product lines we have.

Our merger integration efforts are on track to be completed by mid-year 2012. This is consistent with our plans as originally formed earlier this year and as we’ve communicated in our most recent earnings calls. The largest of these efforts centers around the integration of our direct store delivery systems, and I’m pleased to say that we continue to receive strong commitments from our current associates to participate in the new independent business operator model. Carl will talk about this in more detail shortly.

The synergies we expect from the route integration were not an influence in the third quarter, but conversion to the new system should begin to positively impact our profit margin as we move into the fourth quarter, and will accelerate further as we move through the first half of 2012. As we continue to get the integration behind us, we will be well positioned to deliver accelerated sales growth and will deliver wider profit margins.

Our topline performance in the quarter was very encouraging and we’re confident that our profit margin will rebound as we move into the fourth quarter and into next year. We have great confidence in our ability to deliver accelerated growth and wider margins in the future for several reasons.

Our product portfolio contains leading brands of consumer-preferred products, such as our Snyder’s of Hanover pretzels, Lance sandwich crackers, and Cape Cod kettle chips. Our integration plans are on track and will position us to leverage the power of a national DSD network fueled by our great products and our independent business operator partners.

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Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Our balance sheet is solid and we have the resources to support investments in organic growth and to continue to grow through acquisitions. We continue to provide value-added partnerships to retailers with excellent service and an eye towards continued topline growth. We are committed to investing in our business, our capabilities, and our capacity.

And our associates here at Snyder’s-Lance are talented and committed to winning.

Everyone at Snyder’s-Lance has focused on completing the work of integration in all areas of our Company, while managing our day-to-day business and I’m very proud of all the people that are working very hard every day to get this done, and I look forward to our continued success.

Now, I’ll turn it over to Carl for a discussion of our integration efforts and our focus on our sales and operations in the quarter. Carl?

Carl Lee - Snyder’s-Lance, Inc. - President and COO

Thank you, David. Good morning, and thanks for joining our conference call. I’d like to talk to you about our Q3 operational results and provide an overview of our integration progress. I’ll begin by taking a look at our DSD integration.

As you know, we’re converting over 1,300 Company-owned routes to an IBO model or what we refer to as independent business owners. We’re implementing this conversion on a market-by-market basis and expect to complete this work by mid-year 2012.

As you will recall, we are using a four-phase process to complete this comprehensive transition. At this point, all of our Company-owned routes have started this conversion process. We have successfully completed Phase I with all of our Company routes, having converted their handheld computers to a new system that is designed to support our IBO model. All routes have been trained and converted to a new handheld computer.

We’re over 90% complete on Phase II, which is our warehouse conversion. Prior to our merger, the Lance Company-owned routes worked out of an individual stockroom, which served as a mini warehouse of store inventory. In the new system, our combined scale will allow the majority of these routes to pull from a central sales warehouse, which improves service to the IBO, our retailers and consumers. Using a central sales warehouse reduces inventory levels, out of stocks, and shipping costs, and helps us to deliver the freshest products possible to our consumers.

Our DSD transition team has completed nearly half of the planned route re-engineering, as necessary to combine our routes. The re-engineering process builds a more profitable routes for our IBOs to manage, while improving service frequency and time spent in the stores for both merchandising and selling. This generates fewer stores per route and high route averages, driving both sales and productivity.

Phase IV of the transition process is selling the routes to our IBOs. As stated before, we received purchase commitments for approximately 85% of the routes and in the process of selecting the right IBOs for the remainder of the routes. In the meantime, all routes are operating daily and driving our business. The search commitments are even higher than we had reported during our most recent earnings call and this is truly great news.

At the end of Q3, we completed the sale of approximately 200 routes. Overall, everything is proceeding on schedule. This is a major accomplishment. It means our DSD transition remains on schedule to be completed by the middle of 2012. I believe the magnitude of this conversion is [has passed the efforts] for our industry and to be proceeding at this pace is a major accomplishment with the credit going to our great DSD transition team.

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Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Now, giving a quick overview of our sales team itself. We are building a great sales and selling organization here at Snyder’s-Lance and we have a proven sales organization structure, with both division and regional VPs who have P&L, customer development, and retail execution responsibility. They have a responsibility of maximizing both our top-line and bottom-line results.

We also have dedicated national account teams working closely with our retailers to drive category growth by leveraging our DSD system, category management skills, product news, and consumer marketing. We are truly blessed with great sales leaders and thanks to them, we have secured a long list of new authorizations for our products across the nation. For example, we’ve started to expand our sandwich cracker distribution to the West Coast and even into Alaska and the Caribbean Islands over the last few months.

Now, give me an update on some other integration efforts. Since our last quarterly earnings call, we’ve completed or made progress on a number of other integration efforts. We’ve completed the previously announced acquisition of George Greer Co., Inc. The routes associated with the acquisition will be integrated over the course of the fourth quarter and will follow the same IBO model for DSD that [way for many] elsewhere. This is a core market area for Snyder’s-Lance, and I’m excited by all the prospects of building on the success we’ve already seen in this area.

We continue to consolidate and configure our transportation network to best support the IO business model, distributors, and direct customers. Regarding the model, we have downsized our Company fleet, lowering our operating costs, while improving our service levels.

Our supply chain team is wrapping up a thorough analysis of our manufacturing network. Their focus is to drive the lowest [branded] cost for our products while maintaining the extremely high levels of quality we demand. These initiatives will improve our operating margins as we move through the balance of our integration.

Few more remarks about our synergies. Overall, we continue to expect synergies from the merger to be in the range of 250 basis points to 300 basis points. Majority of these savings are coming from DSD, procurement, transportation, and other areas of our business as we continue to implement our planned changes. We continue to monitor and evaluate our progress on these synergies in a very detailed way, tracking individual opportunities and our progress towards each of them. I’m very confident in our ability that we will reach our synergy targets as we complete integration of our kind of great companies in 2012. Little additional information on both our sales and division performance.

Turning to net sales, I’m pleased with the performance of our branded products which were up 5.6% for the quarter on a comparable basis. That’s very solid topline performance. Considering the magnitude of our Company route transition, achieving this level of growth demonstrates the power of our brands and the strength of our great sales organization.

We continue to see solid sales performance in our pretzels, sandwich crackers, and Cape Cod products, as well as all of our other branded products. Private Brands saw sales increase of 7% for the quarter; and as Dave mentioned, we realized the needed price increases towards the end of Q3. We’re in the process of further optimizing the margins in our Private Brand business, by focusing at the customer and SKU level to maximize our profitability. Although it is taking longer than anticipated, we now have price increases in place and will see further improvement in margins in our Private Brand business as we move out throughout fourth quarter.

Looking forward, our primary focus is to maintain our sales momentum and continue with our integration plans as we’ve outlined before. Looking into 2012, as we look into our selling season for our great New Year that’s upon us, the reaction from retailers to our new products and our comprehensive marketing program is very, very encouraging.

We’re combining the powers of salty snack brands to launch exciting consumer and retailer events throughout the coming year. We’re uniquely positioned to bring the number one pretzel and Cape Cod kettle chips together to drive incremental sales.

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Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

In addition, we have a great lineup of new sandwich crackers, supported by a major consumer program to drive [trove] and household penetration. This will reinforce our number one position in sandwich crackers while driving incremental sales to our customers, not retailers.

I’m very grateful to be part of this great organization that we’re building here at Snyder’s-Lance. I’m excited to see our leaders successfully drive a significant integration progress we have underway and continue to manage our business day-to-day. A special thanks to all of our associates who are working hard to build our business on a daily basis.

With that, I’d like to turn it over to Rick, as he covers some more of our financials.

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

Thanks, Carl. And good morning, everyone. I would like to refer everyone to the deck that was also posted with our press release this morning, as I take us through some of the financial results in more detail. On page six is a comparison of third quarter revenue. And just as a reminder, all the schedules in this deck reflect comparisons against 2010 as reported. Therefore, the comparisons are the merged Company this year versus Lance only last year.

So on page six, you see that we had a 77.5% increase in overall net revenue, but let me give you a little bit better detail on a pro forma basis. On excluding partner brands, our overall net revenue growth was very strong at 7.1%, which excludes the impact of the IBO conversion. Of that 7.1%, it was approximately 4.7%, which was pure pricing and promotional deductions. Including the impact of the IBO conversion, our growth was still at 6%.

Continued solid growth in our branded categories also. Net revenue excluding the impact of our IBO conversion was up 5.6%, as both Dave and Carl mentioned, over last year. Approximately 4.5% of this was reduced promotions and pure pricing. This reflects solid net revenue growth, as Carl mentioned, across all our major brands and our channels. Excluding partner brands, non-branded net revenue was up 10.7%, of which 4.9% was pricing. As previously mentioned, our pricing started later in the quarter than we expected, but it’s now in place across all major customers. We expect significant improvement, therefore, in Q4 in this important area of our business.

On page seven of your deck, you will see a nine-month revenue summary. I’m not going to go into any detail other than just to reflect that the growth is very consistent with the third quarter and for the full year.

Turning to some comments about page eight, first of all, on gross margins, we recorded this quarter 33.4% gross margin; approximately 190 basis points of that is directly related to the non-branded margin issues described earlier in our Private Brand products. In addition, approximately 100 basis points or approximately $4 million was related to the IBO conversion during the quarter.

If you remember, as we move to an IBO, we give up margin to the IBO as part of this process. So that directly relates to a reduction in overall gross margin. The remainder of the variance versus last year is largely associated with the mix due to the merged Company. The margins were approximately $20 million, as Dave mentioned earlier, higher this quarter than last year. On a year-to-date basis, this number is actually $40 million over last year.

As it relates to operating margins, overall, we are on track to realize the synergies this year, as previously guided, which is approximately 30% of the 250 basis points to 300 basis points that Carl mentioned a few minutes ago. These are focused primarily in the procurement and SG&A categories so far, with some amount for DSD synergies. However, most of the DSD synergies really started to materialize later this year and into next year. We’ve not changed our expectations on total synergies overall. We still expect that the synergies will be fully realized on a run rate basis by the middle of next year, as previously indicated.

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Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Excluding partner brands, operating margins are approximately 6% for the third quarter and also year-to-date.This will improve in Q4, as we now have pricing in place for our non-branded products and we will continue to realize additional synergies over the next few quarters.

Turning now to cash flow, on page 10 of your deck, you’ll see that we generated $72.8 million from operating activities and spent $43.4 million in capital so far this year, that gives us a cumulative free cash flow before dividends of $29.4 million. Dividends paid to stockholders were in fact $32.1 million.

Net debt, as you probably saw in the balance sheet, increased in the quarter due to the completion of the acquisition of the Greer Distribution Company, as Carl mentioned a few minutes ago and the timing of route sales.

I want to direct your attention now to the cash flow statement included in the press release this morning. We’ve added two additional lines to the cash from investing activities section to further disclose the activity around route sales. These lines are labeled purchases of route businesses and also proceeds from sale of route businesses.

Remember the process that we’re going through for the integration of the routes. We have overlapping routes across much of our footprint. Legacy IBO routes are combined with legacy Company-owned routes to develop new combined routes. We then re-engineer the total routes in a particular market, buy back the legacy IBO route, combine with the rest of the business, and resale an entirely new route to an IBO.

This process may take a few weeks before it’s completed and cash is received for the new route. Therefore, the timing of the cash in and out the legacy IBOs is not immediate. The end of the quarter reflects that situation where we had brought back more routes than we have sold, but this is only a timing situation. As we go forward, these two lines will reflect more cash in than out.

We expect to receive approximately $40 million to $50 million of incremental cash, net of tax, over the next nine months for the sale of routes. A legacy route that overlaps with other routes, whether IBO or Company-owned, loses its identity when we re-engineer the total routes. Therefore, a brand-new route is created and sold.

As Carl mentioned, we’ve sold approximately 200 routes through the end of the third quarter as part of the integration. The multiple that we’re currently realizing and expect to realize is very, very close to what we originally expected and guided. Therefore, the sales value per route will continue to be very close as we move through the rest of integration.

The couple of other facts for you. Our effective tax rate for the year is expected to be in the 35% to 36% range and at the end of the third quarter, our diluted shares were 68.8 million shares and 68.3 million for a year-to-date basis. As we detailed in our press release, we’ve not changed guidance except for capital spending. We have directed EPS guidance to the low end of the current range, however. So our capital spending is $55 million to $60 million expectation for the rest of the year.

I’ll now turn it over to Serra for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Heather Jones, BB&T Capital Markets.

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Heather Jones - BB&T Capital Markets - Analyst

Good morning.

Dave Singer - Snyder’s-Lance, Inc. - CEO

Hi, Heather.

Carl Lee - Snyder’s-Lance, Inc. - President and COO

Good morning, [Jones].

Heather Jones - BB&T Capital Markets - Analyst

First of all, great sales growth. I guess, my first question would be on your margin guidance. I may have missed this from prior quarters, but today, I noticed that you were talking about things excluding partner brands, like you mentioned, I think, you said that in Q3, your EBIT margin would have been 6% excluding the margin on partner brands and just wondering is this a new — I haven’t noticed that in the past, just wondering why you’re discussing it that way now?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Okay. Yes, I did actually talk about it in the second quarter as well, Heather.

Heather Jones - BB&T Capital Markets - Analyst

Okay.

Dave Singer - Snyder’s-Lance, Inc. - CEO

And essentially, in the quarter, I said that our operating margins were approximately 7% for the quarter and on a year-to-date basis at the end of last quarter.

Heather Jones - BB&T Capital Markets - Analyst

Okay. Okay. So when you talk about this year, because I think Carl has said that on a pro forma basis for 2010 that your EBIT margins were in the 6.5% base range, and is that — on an — for the total business or excluding partner brands? And I’m just trying to seek if you look at your guidance for the year, you’re going to be, call it in the mid-5s on a EBIT margin range basis, but you’re talking about having achieved a third roughly of your synergies this year and so I’m just trying to resolve the two?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Yes. The 2010 would have included partner brands, so I don’t have that number off the top of my head, but I can get that for you.

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Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Heather Jones - BB&T Capital Markets - Analyst

It would not or it did?

Dave Singer - Snyder’s-Lance, Inc. - CEO

It did include partner brands.

Heather Jones - BB&T Capital Markets - Analyst

Okay, so 6.5% and —

Dave Singer - Snyder’s-Lance, Inc. - CEO

In fact, 6.2% or 6.3%, I believe, for 2010 will be the initial guidance.

Heather Jones - BB&T Capital Markets - Analyst

Okay. And then your —

Dave Singer - Snyder’s-Lance, Inc. - CEO

Due to this impact of partner brands.

Heather Jones - BB&T Capital Markets - Analyst

Okay. And you’re saying a third of this 250 basis points to 300 basis points you’ll realize this year which would put you in the [seventh], should we assume that the disconnect between what your year is going to come in at and that target is related to this lag in pricing on the private label side that we should then get a catch-up in 2012?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Absolutely.

Heather Jones - BB&T Capital Markets - Analyst

Okay.

Dave Singer - Snyder’s-Lance, Inc. - CEO

That’s the majority of what the difference is.

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Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Heather Jones - BB&T Capital Markets - Analyst

Okay, okay. Okay, so looking to 2012 and on a run rate basis, by the end of — by the second half of 2012, given that you’ll be completed with the integration, should we then basically look at this pro forma number of 2010 of 6.2% to 6.3%, and then assume that on a run rate basis, it’s going to be 250 BPs to 300 BPs higher, is that fair for us to assume?

Dave Singer - Snyder’s-Lance, Inc. - CEO

It is.

Heather Jones - BB&T Capital Markets - Analyst

Okay. Perfect.

Dave Singer - Snyder’s-Lance, Inc. - CEO

By the time you get through the full integration and you get to the — toward the end of 2012, the run rate will be there.

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

Yes, it’s the run rate coming out of the second quarter, [I guess].

Heather Jones - BB&T Capital Markets - Analyst

So, that’s a really dramatic ramp in our margins from Q3 of ‘11 to Q3 of ‘12, so I’m thinking about this correctly?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Yes.

Heather Jones - BB&T Capital Markets - Analyst

Okay. On the IO conversions during the quarter, and I think you said 180 BPs on the gross margin line was related to that. Did you — was there a corresponding full-match decline on the SG&A related to that as well? So net-net, EBIT, it was a net neutral?

Dave Singer - Snyder’s-Lance, Inc. - CEO

No, actually I said 100 BPs, not 180 BPs.

Heather Jones - BB&T Capital Markets - Analyst

Okay.

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Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Dave Singer - Snyder’s-Lance, Inc. - CEO

Or approximately $4 million. But, no, as we go through the integration, there are some initial integration costs that we’re incurring today that will go away as we finalize the integrations. So as you might expect, it takes quite a bit of activity. And as Carl mentioned a few minutes ago, we have a transition between warehouses and bin locations. So when you bring on a new warehouse, you don’t immediately eliminate the bins. It takes some time to eliminate those additional cost that are lease costs or actually depreciation kind of costs, because we own some of those bins.

Heather Jones - BB&T Capital Markets - Analyst

Okay, perfect. And then, going on to the sales growth number, again that was, I thought very positive. Was wondering if you could tell us what — you mentioned that you have signed up new business. But did you see growth in existing stores, sort of like the same-store sales growth and if you could give us some insight into what channels were the strongest?

Carl Lee - Snyder’s-Lance, Inc. - President and COO

I’ll take it, Heather. Good morning, it’s Carl.

Heather Jones - BB&T Capital Markets - Analyst

Good morning.

Carl Lee - Snyder’s-Lance, Inc. - President and COO

In regards to the new business, I’ll start with that. We are in very early stages on that new business. So we started rolling out sandwich crackers, for instance, to the West Coast. As I mentioned, we’ve even got some stores developed in Alaska and the Caribbean. So we’re on very early stages of that. So the majority or almost all the growth that we referred to throughout our conversation was all driven from current customers, current channels, and current business. So the majority of our growth is organic and it’s coming through again our normal means of business.

Heather Jones - BB&T Capital Markets - Analyst

Okay. And have you continued to see strength on the C store channel?

Carl Lee - Snyder’s-Lance, Inc. - President and COO

C store channel is performing quite well. I think that we’re in trends with the overall industry and we’ve rolled out some new products there that’s supporting it.We continue to kind of fine-tune our merchandising and expand there. So the C store channel was solid for us.

Heather Jones - BB&T Capital Markets - Analyst

Okay. All right.Thank you.

Carl Lee - Snyder’s-Lance, Inc. - President and COO

Thank you.

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Operator

Mitch Pinheiro, Janney Capital Markets.

Heather Jones - BB&T Capital Markets - Analyst

Okay. And you’re saying a third of this 250 basis points to 300 basis points you’ll realize this year which would put you in the [seventh], should we assume that the disconnect between what your year is going to come in at and that target is related to this lag in pricing on the private label side that we should then get a catch-up in 2012?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Absolutely.

Mitch Pinheiro - Janney Capital Markets - Analyst

[It was] $4 million?

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

Right.

Mitch Pinheiro - Janney Capital Markets - Analyst

And you said then on the G&A line, just to be clear, it was dropped by $4 million?

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

No, and that’s specifically again, as we’re going through the integration, there are some integration costs that we are incurring right now that will not be incurred as we move through the finalization of the integration. So you don’t get 100% offset at this point, which is the timing of the integration synergies and why we can’t — in [terms of pick] it on as soon as we convert it to an IBO.There is still a lot more IBOs to convert as we move forward. So we still have those integration costs moving forward.

Mitch Pinheiro - Janney Capital Markets - Analyst

Okay.

Dave Singer - Snyder’s-Lance, Inc. - CEO

As we move toward, that $4 million grows into the fourth quarter and it grows further into next year.

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

That’s right.

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Dave Singer - Snyder’s-Lance, Inc. - CEO

And then, the S&A line over time, once we get this behind us, will drop more than the drop in sales and that’s where we pick up the synergies from routes. So that will — we didn’t see that in the third quarter, as Rick mentioned; that will start to show up in the fourth and accelerate into the first half of next year.

Mitch Pinheiro - Janney Capital Markets - Analyst

Okay. And so by the third quarter, this time, next year, It’s likely to see like the full impact of the synergies?

Dave Singer - Snyder’s-Lance, Inc. - CEO

We should see the full impact of the route synergies by the time we roll into the third quarter, if we stay on track.

Mitch Pinheiro - Janney Capital Markets - Analyst

Okay.

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

In all synergies, Mitch.

Mitch Pinheiro - Janney Capital Markets - Analyst

Okay.That’s helpful. In terms of the basis — the 250 basis points to 300 basis points of margin benefit, what base is that [offset]?

Dave Singer - Snyder’s-Lance, Inc. - CEO

It was off the 2010 pro forma that Heather mentioned a few minutes ago, which is around 6.3% or so.

Mitch Pinheiro - Janney Capital Markets - Analyst

Okay. [Just made sure].The price increase — how much was pricing on the overall business in the third quarter?

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

It was 4.7%.

Mitch Pinheiro - Janney Capital Markets - Analyst

And —

Dave Singer - Snyder’s-Lance, Inc. - CEO

That included — that includes actual price plus a reduction in trade spending.

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Mitch Pinheiro - Janney Capital Markets - Analyst

Okay.

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

And that’s against the 7.1% that I gave you.

Mitch Pinheiro - Janney Capital Markets - Analyst

Okay. And so what would we expect this to sort of — since it wasn’t fully in place in Q3, what would that run rate be for Q4?

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

Yes, I mean the difference is going to be the Private Brand products part of our business that was not fully priced into the Q3, but it is in Q4. And I don’t have that estimate quite honestly, but it will be slightly higher than what I gave you this quarter.

Mitch Pinheiro - Janney Capital Markets - Analyst

Okay. And —

Dave Singer - Snyder’s-Lance, Inc. - CEO

And the other thing is, as we work our way through the quarter and we have a rolling-forward purchase program on certain major commodities, in the third quarter, we were at the peak and so the pricing is set to recover our cost, and we will have recovered it by the time we roll into the fourth quarter, but will have slightly less commodities in the fourth quarter than the third, significantly higher than prior-year fourth quarter, but slightly less than the third.

Mitch Pinheiro - Janney Capital Markets - Analyst

Okay. And then, last question is just on your route re-engineering, the — so is this route re-engineering focused on the legacy Lance routes or is this combining old Snyder’s routes and everything involved in this route engineering?

Dave Singer - Snyder’s-Lance, Inc. - CEO

It’s the latter that you mentioned, Mitch.We do go into a market and we’ll re-engineer all the routes in that market. So, it’s the process of combining both the legacy Lance routes along with the Snyder’s routes. So we’ll combine the routes and then reallocate them in that marketplace.

Mitch Pinheiro - Janney Capital Markets - Analyst

So at the end of the route re-engineering, will there be more routes or less routes?

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Dave Singer - Snyder’s-Lance, Inc. - CEO

There will be less.

Mitch Pinheiro - Janney Capital Markets - Analyst

There will be less?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Slightly less.

Mitch Pinheiro - Janney Capital Markets - Analyst

Any rough percentage?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Essentially, Mitch, less than a 10% reduction in total route.

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

We had the — we could have gone in and targeted a lower number of routes, but given our confidence in the future and where we believe this can go, we’ve built a route system that has growth potential, that provides an opportunity for us to provide higher level of service and then get — which will provide more growth in the future. So that was really the target.

Mitch Pinheiro - Janney Capital Markets - Analyst

And the goal is that despite whatever 10% less routes that you’re going to have, the same — it’s obviously, if not more sales than you have with the current system?

Dave Singer - Snyder’s-Lance, Inc. - CEO

That’s correct.

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

Okay. Because again, to David’s point, we’ve re-engineered the routes to provide increased service. We’ve also engineered some additional selling time in there and we’ve started with a more profitable route than we had before versus having two routes calling the same store. Obviously, we’ll engineer them together; there is a need for slightly fewer routes, but you build in better productivity for growing the business.

Mitch Pinheiro - Janney Capital Markets - Analyst

Okay. That’s very helpful. Thank you.

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Operator

Scott Mushkin, Jefferies & Company.

Mike Otway - Jefferies & Company - Analyst

Good morning, everyone. This is actually Mike Otway in for Scott. Thanks for taking my questions. I just wanted to delve into kind of the sales investment that you’re talking about and the gross margin around that. Dave, am I correct, did I hear, you said, you spent an extra kind of roughly $6 million in marketing and advertising versus last year?

Dave Singer - Snyder’s-Lance, Inc. - CEO

For same period prior year, correct.

Mike Otway - Jefferies & Company - Analyst

Okay. And is this investment something that’s going to be a little more permanent or is it kind of in the quarters leading up to the end of the route conversion, et cetera?

Dave Singer - Snyder’s-Lance, Inc. - CEO

No, we’ve built into our expectations a higher level of investment, which will drive growth faster. The year-over-year increase in the fourth quarter is higher than we expect going forward, but the baseline of advertising has been increased to support the brand.

Mike Otway - Jefferies & Company - Analyst

And that’s kind of been in your guidance, I guess, I’m just trying to get at is there a little bit of a —?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Yes, that’s a good question.

Mike Otway - Jefferies & Company - Analyst

A [rebase] kind of the gross margin.

Dave Singer - Snyder’s-Lance, Inc. - CEO

Well, that actually isn’t in gross margin, these items are in the SG&A line.

Mike Otway - Jefferies & Company - Analyst

Okay.

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Dave Singer - Snyder’s-Lance, Inc. - CEO

But it was — we had an expectation for an increase in our guidance; however, we actually invested a little more heavily than we originally anticipated, which was in the quarter. And really, it is based on the fact that we have confidence in the future, we have confidence in integration, and we believe that will help us drive accelerated growth in sales and margins as we work our way into next year.

Mike Otway - Jefferies & Company - Analyst

Okay. So that was all — that $6 million was all in the SG&A line?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Yes.

Mike Otway - Jefferies & Company - Analyst

Okay. Is there — and I guess, this is the last kind of point on that question. Is there a point at which there is obviously an inflection point where the higher revenue that you bring on is going to offset some of that investment? Do you think that, that happens in the fourth quarter and kind of as we move forward?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Well, what we expect over time is that these synergies will start to show up.The accelerated growth in sales will provide leverage, because incremental sales provide more profit than base sales and our expectation is that our margin growth will come as a combination of getting cost synergies and then accelerating sales which leverages our profit line. And that’s really the basis for our confidence.

Mike Otway - Jefferies & Company - Analyst

Okay. That’s great. Thank you. So, that’s helpful. I guess, the second question, just wanted to talk about the sale process a little more in terms of the discussions that you’re having with the purchasers and it sounds like everything is going according to plan, if not better, but maybe a little bit more color about what you’re seeing when those folks are signing on the dotted line.

Carl Lee - Snyder’s-Lance, Inc. - President and COO

This is Carl.We’re seeing a lot of enthusiasm from our associates, as they have the opportunity to purchase their own route and own their own business. When you’ve got the great quality of brands that we have, the sandwich crackers, the Cape Cod, and the Snyder’s pretzels, you’ve really got a really good core of brands you can use to build your business long term, I mean build up equity and build up a nice program for those individuals to invest in.

So the 85% I mentioned earlier is much higher than what we’ve historically seen, and then we’re being selective on selling the other 15% when we find the right individuals for those. So, all in all, the enthusiasm level, the commitment level is much better than what we’ve seen through many of these transitions, and we’re pretty excited about that.

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Mike Otway - Jefferies & Company - Analyst

Great. Thank you very much.

Dave Singer - Snyder’s-Lance, Inc. - CEO

Okay. Serra, is there another question? Hello?

Operator

Sorry about that. Akshay Jagdale, KeyBanc Capital Markets.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

Good morning. Thanks for taking the question. The first question is just regarding the negative impact of sales, if I — did I hear you correctly that you said it was around $4 million this quarter? Is that right?

Dave Singer - Snyder’s-Lance, Inc. - CEO

That’s correct.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

So, the guidance, I believe that you had given for a full year was somewhere around $85 million, right? Is that still on track, like over a full year, you still see somewhere around that in terms of a negative sales impact?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Yes. I’ll say, I think it’s closer to $80 million, not $85 million, but —

Akshay Jagdale - KeyBanc Capital Markets - Analyst

Okay. So is that — I was expecting a much bigger shift or a bigger decline in this quarter. I was projecting about $7.5 million, $8 million. But everything is going on — is still on track, right? So the fact — I mean, my estimates were obviously off, but in terms of your internal estimate of what that impact could have been, was it on track or are we getting delayed a little bit?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Well, I think essentially, it’s on track, Akshay. I mean, as we mentioned, we sold approximately 200 routes during the quarter. A lot of those came towards the end of the quarter. So, as I mentioned, I think, and as we’ve talked about on previous quarters, the only difference between our original plan and our rate of conversion has been around the actual conversions of the cash process, which has taken maybe a week or two longer than we originally anticipated, but that’s all we’re experiencing at this point. So if we were off at all, it was maybe a week or two because of that.

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Akshay Jagdale - KeyBanc Capital Markets - Analyst

Right. The reason I asked is that, just what should we assume as sort of run rate? Because you’re still saying that you’re going to be done with the conversion by the end of 2Q, correct — of 2Q ‘12?

Dave Singer - Snyder’s-Lance, Inc. - CEO

That’s right.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

So, is it sort of more — should we think of next quarter as, again not being a full quarter of the negative impact that you could see? I mean, in other words, in this — in 1Q ‘12, will the negative impact be $30 million, $40 million and same thing in 2Q as opposed to what we saw this quarter and what we might see next quarter? Is that going to sort of accelerate as you keep converting and what sort of rate should we expect?

Dave Singer - Snyder’s-Lance, Inc. - CEO

It will accelerate. It will be at about a $20 million quarterly number in the third quarter of next year. So it’s going to work itself from this $4 million number to that $20 million number, between now and then. It’s not going to exactly be a straight line, it’s going to be — it’s going to go from $4 million to a higher number to a higher number and it will just be a function of the conversion rates, but we expect that all to be fully integrated by the end of the second quarter.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

(multiple speakers).

Dave Singer - Snyder’s-Lance, Inc. - CEO

Yes.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

So it’s second quarter —

Dave Singer - Snyder’s-Lance, Inc. - CEO

Well, it will be done by the end of the second quarter. So the full $20 million, and that’s an estimate, but a round number, that number ought to be running in the third quarter.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

Right. But you will be — so you’re done — the negative $4 million is as of today or as of the end of 3Q, it will be negative $80 million by the end of 3Q, not 2Q, is that correct, 3Q ‘12 or — ? Okay, okay.The reason I ask is —

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Dave Singer - Snyder’s-Lance, Inc. - CEO

(inaudible).

Akshay Jagdale - KeyBanc Capital Markets - Analyst

Right. The reason I ask and the reason why I think it’s important is because as that happens, your SG&A will also reduce commensurately. And what I saw this quarter was that the SG&A was not as low as I was projecting. So maybe that’s why I was just thinking from a modeling standpoint, the reason why my margin estimate was probably high is because of this cadence, so that’s helpful.

And can you just — I just want to switch gears a little bit in terms of the brands themselves. Can you give us a little bit more color on the chip category? I’ve seen a few new packaging ideas out here in New York at least in terms of your kettle chips. And maybe just update us on just the overall category and how you see it, and if you want to comment on sandwich crackers or any other category, that will be helpful too.

I just wanted to get a little more color behind the money you’re spending on brand investments. I mean, what are you seeing in the categories and why you’re investing more and where is that investment going product wise?

Carl Lee - Snyder’s-Lance, Inc. - President and COO

This is Carl. I’ll be glad to do with that question. I think that, first of all, we’ve got kind of three focal brands that we really spend most of our time and attention on. All brands are important, but we’ve got three larger brands that get the majority of our time. One is our sandwich crackers, which is our Lance Sandwich Crackers; one is our Snyder’s pretzels and the other obviously is our Cape Cod chips.

And as you mentioned, the Cape Cod chips is performing quite well this year. The new packaging has helped, we’ve had some new flavors, the fact we’ve got a much larger sales force, calling on a larger footprint, calling on retailers more frequently is also helping tremendously. We’ve got much better key account coverage to support all three brands, that’s beginning to help and overall throughout Q3, all three of those brands performed extremely well and they drove the bulk of our overall growth for the Company.

So we’re seeing very good support on those brands and to Dave’s point earlier, because we’ve got momentum and good support on those brands, we’re continuing to invest in those and investing a little bit ahead of schedule. And with advertising on our Lance crackers, which is nationwide advertising on our Snyder’s pretzels, and then lots of other programs to support our Cape Cod.

Akshay Jagdale - KeyBanc Capital Markets - Analyst

Perfect. I’ll past it on. Thank you.

Dave Singer - Snyder’s-Lance, Inc. - CEO

Thank you.

Operator

Joseph Gabelli, GAMCO Investors, Inc.

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Joseph Gabelli - GAMCO Investors, Inc. - Analyst

Hi, guys. Thanks for taking the question. Nice job on the top line. I was wondering, you mentioned that you have purchase commitments for 85% of your routes, that’s up from 80% last quarter, so I see that progress. Just wondering if you could run us through the timing on a route sales? If you sell one today, how does the process work? And then, the remaining 15% of the routes, is it fair to say that they probably would represent routes that would sell for lower prices, so you have most of the $40 million to $50 million locked up at this point?

Carl Lee - Snyder’s-Lance, Inc. - President and COO

This is Carl. There is no direct relationship between the 85% that’s been sold or have letters of intent or commitments to purchase, versus the other 15% as far as their overall value or their profitability. There is a variety of reasons why one route sale is a little bit quicker than the other. So there is no real kind of science as to how they turn over and how they’re sold.

So overall, again, as you mentioned, we had 80% commitment going into Q2; it’s up to 85% for Q3, much better than what we’ve seen the transitions that we’ve done like this in the past. And so overall, as Rick mentioned, we’re on target to deliver that cash flow improvement that we expected and the overall income from the route sales.

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

The way you asked the question, it sounds to me, I just want to make sure it’s clear, that 85% acceptance rate is on the routes that have been offered for sale. We are not fully through all the phases. There are routes in markets that have not been re-engineered yet, we’ve got about half re-engineered; the ones that are yet to be gotten to those phases have not been offered for sale yet. So when Carl speaks to 85%, that’s of the routes that are currently being offered for sale. We expect really good results going forward, because some of our more core historic markets are left to be done yet. So we have confidence that, that will continue or get better.

Joseph Gabelli - GAMCO Investors, Inc. - Analyst

Great. Thank you. And then, [just if] I look at the midpoint of your sales guidance for the full year, it looks like you’re looking to do about $390 million of sales in the fourth quarter, so that’s down about $30 million or so sequentially, and I know that a large portion of that’s going to be due to the route conversion. But was it just that the sales in this quarter were just exceptionally strong, or is this kind of being conservative on the fourth quarter? I’m just wondering what the puts and takes are on that.

Dave Singer - Snyder’s-Lance, Inc. - CEO

So our business has seasonality to it, and our fourth quarter is seasonally softer than our third quarter. So we anticipate growth. This is just a — sequentially, it’s a seasonally softer quarter.

Joseph Gabelli - GAMCO Investors, Inc. - Analyst

Got you. And then, just lastly, could you just give us an update on your partner brands business? With the conversion underway and the combination of the two sets of brands, has there been any shift in the partner brand business that you have or where you’re maybe taking some out or putting some in anywhere? Thank you. I’ll pass it along after that.

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Carl Lee - Snyder’s-Lance, Inc. - President and COO

This is Carl, again. There has been no shift in our partner brand business. We continue to support those brands, they continue to grow. The partners that we started with at the beginning of the integration are the same great partners that we have today. So we can see that as a strategic business to support our route operations.

Operator

(Operator Instructions) Michael Gallo, CL King.

Michael Gallo - CL King & Associates - Analyst

Hi, good morning. Just a couple of questions, most of my others have been answered. Perhaps I missed it, did you go through what your volumes did on the branded products side? I think you gave the net sales number, but I was wondering how much of that came from price versus volume?

Rick Puckett - Snyder’s-Lance, Inc. - EVP, CFO and Secretary

What we said, Michael, was that our overall branded categories grew by 5.6%; and of that, 4.5% was related to pricing and trade promotion deduction.

Michael Gallo - CL King & Associates - Analyst

Okay. Great.

Dave Singer - Snyder’s-Lance, Inc. - CEO

But the one thing I would say about that just is our business did not grow equally across every product line and every brand. Our core, most important brands, and as Carl said, all our brands are important, but the things that are going to really drive us going forward are Snyder’s pretzels, Lance sandwich crackers, and Cape Cod chips; and all three of those grew faster than average.

Michael Gallo - CL King & Associates - Analyst

Right, okay. Great. Second question I have is just — you mentioned you’ve caught up it seems like the current commodity costs on some of the private label and other items, I was wondering any preliminary outlook on what you expect the commodity basket to do for 2012 and where you stand in terms of hedging. And just a feel preliminarily for when do you think you ultimately need more pricing next year or you think you have enough based on what’s in the pricing, [no], starting now?

Dave Singer - Snyder’s-Lance, Inc. - CEO

Michael, as you know, it’s a very volatile situation for agricultural kinds of commodities and certainly, there is changes every day in the major ones that we use. And [facing] into — or going into next year, we do have some headwinds, additionally in commodities that we will have to go out and get additional pricing for, which we’re already in the planning stages to do. So things like domestic sugar, things like peanuts, and those kinds of commodities are the headwinds next year relative to this year, and the pricing plans are already in place for that.

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FINAL TRANSCRIPT

Nov. 03. 2011 / 1:00PM, LNCE - Q3 2011 Snyder’s-Lance Inc Earnings Conference Call

Michael Gallo - CL King & Associates - Analyst

Is that stuff going in now or is that stuff you’re planning to roll out early next year? I guess, this year, you were mostly trying to catch up with that. I was wondering next year, if we go in kind of trying to get more upfront or if it’s going to be again trying to playing catch up for a lot of next year.

Dave Singer - Snyder’s-Lance, Inc. - CEO

Well, we certainly plan not to be playing catch up. So — and as much as we need pricing, when we need it, we will try to be on time or a bit ahead.

Michael Gallo - CL King & Associates - Analyst

All right. Okay. Great. Thank you.

Operator

(Operator Instructions) There are no further questions at this time. I’ll now turn the call over to Mr. Dave Singer, Chief Executive Officer, for closing remarks.

Dave Singer - Snyder’s-Lance, Inc. - CEO

Thanks, Serra. Well, in closing, I really just want to make sure I thank all the associates of Snyder’s-Lance for really all the hard work that has gone into this third quarter. We’ve had a lot of success areas; sales have been strong and all this comes despite all the integration work. And I really appreciate everything, everybody.

And I would like to thank everybody that attended the call today and for all your questions. And I just really want to close by saying that we really have tremendous confidence in our ability to drive growth in the top line over the next several years, and regain the margins and then start to deliver on the synergies, which will position us for the targets that we set out early at the beginning of the merger. So thanks and look forward to seeing you next quarter.

Operator

This concludes today’s conference call.You may now disconnect.

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